Exhibit (d)(i)(B)

Schedule A

to the Investment Advisory Agreement

between the Direxion Funds and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement (the “Agreement”) between Direxion Funds (the “Trust”) and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such services, the Trust shall pay to Rafferty pursuant to section 7 of the Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

Funds of the Trust	Advisory Fee as a % of Average Daily Net Assets Under Management
For each Fund listed below:	0.75%
Direxion Monthly S&P 500® Bull 2X Fund
Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund
Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly China Bull 2X Fund
Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund
Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly Energy Bull 2X Fund
Direxion Monthly Energy Bull 2X Fund
Direxion Monthly Biotech Bull 2X Fund
Direxion Monthly Biotech Bull 2X Fund
Direxion Monthly Gold Bull 2X Fund
Direxion Monthly Gold Bull 2X Fund
Direxion Monthly Silver Bull 2X Fund
Direxion Monthly Silver Bull 2X Fund
Direxion Monthly NASDAQ-100® Bear 2X Fund
Direxion Monthly 30 Year Treasury Bull 1.2X Fund
Direxion Monthly 30 Year Treasury Bear 1X Fund
Direxion Indexed Synthetic Convertible Strategy Fund
Direxion Indexed Synthetic Convertible Strategy Bear Fund

For each Fund listed below:	1.00%
HCM Freedom Fund

For each Fund listed below:	0.95%
Direxion Indexed Managed Futures Strategy Fund
Direxion Long/Short Global Currency Fund

For each Fund listed below:	0.85%
Direxion Indexed Commodity Strategy Fund

For the U.S. Government Money Market Fund	0.50%

Last Revised: November 26, 2013.